Exhibit 10.12

PATENT SECURITY AGREEMENT

February 24, 2015

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, TurnPoint Medical Devices, Inc., a Delaware corporation formerly known as Point Medical, Inc., (“Grantor”), hereby grants in favor of Mack Molding Company, a Vermont corporation (the “Lender”), a continuing security interest in and lien upon the following: (i) all of the Grantor’s right, title and interest in, to and under the all of its patents, patent applications and patent licenses, including, but not limited to the patents and patent applications set forth on Schedule A attached hereto (the “Patents”), (ii) any and all rights and privileges arising under applicable law with respect to such Grantor’s use of the Patents, (iii) any and all inventions and improvements described and claimed therein , (iv) any and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (v) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation , damages and payments for past, present or future infringements thereof, (vi) any and all rights corresponding thereto throughout the world , and (vii) any and all rights to sue for past, present or future infringements thereof and collect damages for such infringement.

THIS PATENT SECURITY AGREEMENT (this “Grant”) has been granted in conjunction with the security interest granted to the Lender under that certain Assignment and Assumption , Consent and Modification Agreement by and between the Grantor, Leveraged Developments LLC and the Lender dated as of February 24, 201 5 (as amended , modified, extended, restated, replaced , or supplemented from time to time, the “Assignment Agreement ”), pursuant to which Grantor assumed al l of the Obligations of LD under that certain Loan and Security Agreement dated as of December I , 2012 by and between Lender and LD (the “Loan Agreement”). Terms used , but not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

This Grant is made to secure the satisfactory performance and payment of all Obligations of the Grantor under the Assignment Agreement, the Loan Agreement and the Transaction Agreements (as defined in the Assignment Agreement) and related documents. The rights and remedies of the Lender with respect to the security interest granted herein are as set forth in the Assignment Agreement and the Loan Agreement , al l terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Assignment Agreement , the provisions of the Assignment Agreement shall govern.

Signature Page Follows

TurnPoint Medical Devices, Inc.

Patent Security Agreement

IN WITNESS WHEREOF, the Grantor and the Lender have caused this Grant to be duly executed and delivered by their duly authorized officers as of the date first above written.

GRANTOR:

TURNPOINT MEDICAL DEVICES, INC.

By:	/s/ Jerry Ruddle
Name:	Jerry Ruddle
Title:	President & C.O.O.

LENDER:

MACK MOLDING COMPANY, INC.

By :
Florence Belnap, its Secretary

Signature Page to Patent Security Agreement

TurnPoint Medical Devices, Inc.

Patent Security Agreement

SCHEDULE A

Patent Applications

1.          PNEUMATICALLY COUPLED DIRECT DRIVE FLUID CONTROL SYSTEM AND PROCESS

Country	Filing Date	Appl. Serial No.
United States	May 22, 2014	14/285,278
Patent Cooperation Treaty (PCT)	May 22, 2014	PCT/US201 4/039207

2.          PNEUMATICALLY COUPLED FLUID CONTROL SYSTEM AND PROCESS WITH AIR DETECTION AND ELIMINATION

Country	Filing Date	Appl. Serial No.
United States	May 22, 2014	14/285,314
Patent Cooperation Treaty (PCT)	May 22, 2014	PCT/US201 4/0392 l 1